FORM 8-K





                  SECURITIES AND EXCHANGE COMMISSION



                        Washington, D.C.  20549

                            CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities
                         Exchange Act of 1934



Date of Report               September 28, 1994



                           PECO ENERGY COMPANY
        (Exact name of registrant as specified in its charter)



       PENNSYLVANIA                1-1401                23-0970240
(State or other jurisdiction      (Commission           (IRS Employer
       or incorporation)           file number)         Identification
                                                            Number)





 230l Market Street, Philadelphia, Pennsylvania          19101
 (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:    (215) 841-4000

ITEM 5.  OTHER EVENTS
   On September 28, 1994, PECO Energy Company issued the following press release:

PECO Energy reported today that it will record a one-time charge against earnings of approximately $150 million after taxes, or 65 cents per share of common stock, in the third quarter of 1994, to reflect costs attributable to a recently completed voluntary retirement/separation program.

PECO Energy estimates that the salaries and benefits saved by the retirements and separations will amount to approximately $60 million per year by 1996.

2,482 employees accepted either the enhanced retirement or separation package.

PECO Energy said that to ensure an orderly restructuring of the workforce, the retirements and separations will take place in stages through December 31, 1995.

Both plans were announced in April as part of PECO Energy's continuing cost reduction efforts.

                          SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                     PECO ENERGY COMPANY






                                     /S/ M. W. RIMERMAN

                                         M. W. Rimerman

                                   Vice President - Finance
                                         and Treasurer


        September 28, 1994